Exhibit 99.1
Wall Lake biodiesel plant signs sale agreement with its Iowa-based management company
Western Iowa Energy, LLC and Renewable Energy Group® sign purchase agreement
(WALL LAKE, Iowa, May 11, 2009) —Western Iowa Energy, LLC (Western Iowa Energy) today announced that it has entered into an agreement with Renewable Energy Group® for consolidation and operation of its commercial-scale biodiesel production facility.
Western Iowa Energy, which owns a 30 MGY facility in Wall Lake, Iowa, is one of three biodiesel plants under the proposed agreement. Central Iowa Energy, LLC, which owns a 30 MGY facility Newton, Iowa, and Blackhawk Biofuels, LLC, which owns a 45 MGY facility in Danville, Ill., are also involved in the transaction.
Ownership of the operations of all four companies will be consolidated in a new holding company to be named Renewable Energy Group, Inc. The consolidated company will be owned by current Renewable Energy Group (REG®) investors and current members of the three acquired companies, including the more than 500 investors in Western Iowa Energy. The transaction is subject to approvals by the shareholders and members of all four companies and to other conditions, including customary regulatory approvals.
The consolidation is expected to allow the combined entity to better position itself to meet anticipated demand from the petroleum industry’s distillate fuel market.
Bill Horan, chairman of Western Iowa Energy’s board of directors stated, “although our facility is currently well-positioned compared to other biodiesel manufacturers in the U.S. due to its ability to process multiple feedstocks, this proposed consolidation offers our members the opportunity to diversify their biodiesel investments while continuing and expanding our current relationship with REG.” Horan added, “Western Iowa Energy‘s board has carefully considered the future of our facility and believes the REG consolidation proposal is the best direction for returning value to our members.”
“We are proud that the Western Iowa Energy’s board has chosen to continue the company’s relationship with REG,” Daniel J. Oh, REG’s president and chief operating officer said of the transaction which is slated to be complete later this summer upon receipt of the necessary regulatory, shareholder and unitholder approvals. “As an Iowa company with more than a decade of biodiesel production experience, we look to continue the vision for Western Iowa Energy’s facility to spur rural economic development and support the local economy by being good business partners and neighbors.”

REG’s chairman and chief executive officer Jeff Stroburg cited demand by major petroleum distributors and oil refiners as a key factor in the decision to move forward with plant consolidation. “As the Renewable Fuels Standard (RFS) takes effect and our nation moves toward energy reform, the distillate market is demanding technical expertise, dependable supply, more efficient distribution and creative pricing options from major biodiesel partners,” Stroburg said. Under the 2007 Energy Independence and Security Act, the RFS calls for 500 million gallons of domestic biodiesel consumption ramping up to one billion biodiesel gallons in 2012.
“We believe this proposed consolidation brings greater economies of scale, streamlined central management of complex logistics and decision-making processes, and enhanced risk-management opportunities,” explained Oh. “By more efficiently managing our business and strengthening distribution channels, REG will continue to partner with obligated parties of the RFS in order to reduce our nation’s reliance on foreign oil.”
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For more information please contact Bill Horan, Western Iowa Energy Board Chairman, (m) 515-570-3551.
About Western Iowa Energy, LLC
Western Iowa Energy, LLC owns a commercial scale, state-of-the-art biodiesel production facility just south of Wall Lake, Iowa. The multiple-feedstock production facility can utilize soybean oil, other vegetable oils and animal fats to manufacture approximately 30 million gallons of high quality biodiesel each year. Western Iowa Energy is owned by more than 500 investors. Those investors are represented by a Board of Directors. The facility employs about 28 full-time, highly skilled employees. The WIE plant is located on a 38.3-acre site that is one mile south of the city of Wall Lake. The site is located on the Iowa Interstate railroad, which provides direct access to the Canadian National railroad. The plant site is approximately 15 miles north of U.S. Highway 30 and 15 miles south of U.S. Highway 20.
To learn more about Western Iowa Energy, LLC, please visit www.westerniowaenergy.com. In addition, you can also find information about Western Iowa Energy in the documents filed with, or furnished to, the SEC by Western Iowa Energy at the SEC’s website at http://www.sec.gov.
About Renewable Energy Group®
Renewable Energy Group® (REG®) leads the biodiesel industry by offering a complete biodiesel solution. Committed to redefining quality, Renewable Energy Group markets REG-9000™ biodiesel, which exceeds ASTM quality specifications, through existing nationwide diesel infrastructure, including more than 20 terminal locations.
REG-9000 biodiesel is marketed through large petroleum companies and fuel distributors, and is utilized by on-highway fleets, municipalities, and power generator, mining, military, home heating and agriculture applications.
REG-9000 biodiesel is produced by REG network production facilities consisting of state-of-the-art, proprietary multiple-feedstock technology. Renewable Energy Group offers procurement and risk management, production operations, and technology services in addition to alternative feedstock research and commercialization.
To learn more about Renewable Energy Group, Inc. please visit www.regfuel.com

Statements made in this press release about Western Iowa Energy, LLC, other than statements of historical fact, are forward-looking statements that reflect our current view on future events, future business, industry and other conditions, our future performance, and our plans and expectations for future operations and actions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. You should read this press release thoroughly with the understanding that our actual results may differ materially from those set forth in the forward-looking statements for many reasons, including events beyond our control and assumptions that prove to be inaccurate or unfounded. We cannot provide any assurance with respect to our future performance or results. Our actual results or actions may differ materially from these forward-looking statements for many reasons.
Western Iowa Energy anticipates filing a proxy statement and the other relevant documents regarding the proposed business combination transaction. Before making any decisions, members are urged to read the proxy statement carefully in its entirety and any other relevant documents, when these documents become available, as such documents will contain important information about the transaction. A definitive proxy statement will be sent to the members of Western Iowa Energy seeking their approval of the business combination transaction. Members may obtain free copies of proxy statement and related documents, when they become available, and other documents filed with, or furnished to, the SEC by Western Iowa Energy, LLC at the SEC’s website at http://www.sec.gov or by contacting Western Iowa Energy.
This communication is not a solicitation of a proxy from any security holder of Western Iowa Energy or its affiliates. However, Western Iowa Energy and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from members in connection with the proposed business combination transaction under the rules of the SEC. Information about the directors and executive officers of Western Iowa Energy and a description of their direct or indirect interests by security holdings will be described in the proxy statement once filed with the SEC and are described in the proxy statement relating to the 2009 Annual Meeting of Shareholders filed with the SEC on April 24, 2009. These documents can be obtained free of charge from the sources indicated above.